                                            EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231709, 333-221210, 333-216212, 333-170210, 333-155263, 333-127488, 333-109042, 333-73512, 333-46024, 333-82233 333-58235, and 333-06577) of Integra LifeSciences Holdings Corporation of our report dated February 23, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 23, 2021